
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash
Plus V Financial Statements for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                       1,109,368<F1>
<SECURITIES>                                   600,199<F2>
<RECEIVABLES>                                   17,409
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                      22,035,833<F3>
<DEPRECIATION>                               (183,025)<F4>
<TOTAL-ASSETS>                              23,579,784
<CURRENT-LIABILITIES>                           15,942
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    23,563,842<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                23,579,784
<SALES>                                              0
<TOTAL-REVENUES>                               575,871
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               308,638
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   267,233<F6>
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes cash and cash equivalents of $613,951 and investments in commercial paper of $495,417.
<F2>Includes all receivables of the Partnership included in "Other Assets" on the
Balance Sheet.
<F3>Includes investment in Joint Venture.
<F4>Amortization of costs related to acquisition.
<F5>Equity of General Partners ($59,607) and Limited Partners $23,623,449.
<F6>Net Income allocated $2,672 to General Partners and $264,561 to the Limited
Partners.  Net Income per units is $0.13.

